EXHIBIT 5.1

[on the letterhead of BMWL]

Verigy Ltd.
395 Page Mill Road
Palo Alto, California 94306

June 8, 2006

Dear Sirs:

RE: VERIGY LTD.

1.     Introduction

  We have acted as Singapore legal advisers to Verigy Ltd. (the "Company"), a company organised under the laws of Singapore, in connection with its filing with the Securities and Exchange Commission (the "SEC") in the United States of America of a registration statement on Form S-1 (File No. 333-132291) (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the initial public offering (the "IPO") of certain ordinary shares of the Company (the "Shares").

2.     Documents

  For the purpose of giving this opinion we have examined the following documents:

  (a)
  the certificate of incorporation of the Company;

  (b)
  the memorandum of association and articles of association of the Company, as amended as of May 24, 2006;

  (c)
  the minutes and resolutions of the Company's board of directors (including any committee thereof) and shareholders through the date hereof (the "Resolutions");

  (d)
  the Registration Statement as filed with the SEC;

  (e)
  the proposed form of the underwriting agreement ("Underwriting Agreement") to be entered into between (i) the Company; and (ii) Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Cowen and Company, LLC and Thomas Weisel Partners LLC (as representatives of the several underwriters named in Schedule I of the Underwriting Agreement); and

  (f)
  any other document that we have deemed necessary to render the opinions set forth below.

3.     Assumptions

  For the purpose of this opinion, we have assumed (without making any investigation) that:

  (a)
  all documents submitted to us as originals are authentic and complete;

  (b)
  all documents submitted to us in electronic form or via facsimile transmission or as photocopies or other copies of originals conform to the originals and all such originals are authentic and complete;

  (c)
  any signatures and seals on the documents reviewed by us are genuine; and

  (d)
  the Resolutions are a full and accurate record of resolutions passed by the board of directors and shareholders of the Company, have not been amended or rescinded and are in full force and effect and no other action has been taken which may affect the validity of the Resolutions.

4.     Opinions

  Based upon and subject to the assumptions set out in this opinion and having regard to such legal considerations as we have deemed relevant and subject to any matters not disclosed to us, we are of the opinion that the Shares, when issued in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable. For the purposes of this opinion we have assumed that the term "non-assessable" (a term which has no recognised meaning under Singapore law) in relation to the Shares to be offered means that holders of such Shares, having fully paid up all amounts due on such Shares, are under no further personal liability to contribute to the assets or liabilities of the Company in their capacities purely as holders of such Shares.

        We have made such examination of the laws of Singapore as currently applied by Singapore courts as in our judgment is necessary for the purposes of this opinion. We do not purport to be qualified to express an opinion, and we do not express any opinion, as to the laws of any jurisdiction other than Singapore. The opinions given herein are strictly limited to the matters stated in the paragraphs above and no opinion is implied or may be inferred beyond the matters expressly stated.

        This opinion is governed by and shall be construed in accordance with Singapore law.

        We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Yours faithfully,

Baker & McKenzie.Wong & Leow